As filed with the Securities and Exchange Commission on October 21, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	46-0920988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, CA 94005

(415) 287-2410

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

2012 Equity Incentive Plan of Nina Biotherapeutics, Inc.

2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc.

2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan

Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan

Isaac E. Ciechanover, M.D.

Chief Executive Officer

Atara Biotherapeutics, Inc.

3260 Bayshore Boulevard

Brisbane, CA 94005

(415) 287-2410

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Jodie M. Bourdet

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
– 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc.	273,269(2)	$10.46(9)	$2,858,393.74	$332.15
– 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc.	273,269(3)	$10.46(10)	$2,858,393.74	$332.15
– 2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc.	273,269(4)	$10.46(11)	$2,858,393.74	$332.15
– Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan	2,437,117(5)(6)	$10.46 - $11.59(12)	$26,119,347.49	$3,035.07
– Atara Biotherapeutics, Inc. 2014 Employee Stock Purchase Plan	230,769(7)(8)	$10.46(13)	$2,413,843.74	$280.49
Total	3,487,693		$37,108,372.45	$4,312.01

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Represents shares of common stock reserved for issuance pursuant to awards outstanding under the 2012 Equity Incentive Plan of Nina Biotherapeutics, Inc., which, in connection with a recapitalization, was succeeded and continued by the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”).
(3)	Represents shares of common stock reserved for issuance pursuant to awards outstanding under the 2012 Equity Incentive Plan of Pinta Biotherapeutics, Inc., which, in connection with a recapitalization, was succeeded and continued by the 2014 EIP.
(4)	Represents shares of common stock reserved for issuance pursuant to awards outstanding under the 2012 Equity Incentive Plan of Santa Maria Biotherapeutics, Inc., which, in connection with a recapitalization, was succeeded and continued by the 2014 EIP.
(5)	Represents shares of common stock reserved for future issuance under the 2014 EIP and reserved for issuance pursuant to awards outstanding under the 2014 EIP.
(6)	The number of shares reserved for issuance under the 2014 EIP will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors.
(7)	Represents shares of common stock reserved for future issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”).
(8)	The number of shares reserved for issuance under the 2014 ESPP will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, by the lesser of (1) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; (2) 230,769 shares of common stock; or (3) such lesser number as determined by the Registrant’s board of directors.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $10.46, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on October 16, 2014.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $10.46, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on October 16, 2014.
(11)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $10.46, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on October 16, 2014.
(12)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for outstanding options granted pursuant to the 2014 EIP as of the date of this Registration Statement, (b) $10.46, the average of the high and low prices of the Registrant’s common stock as reported on NASDAQ Global Select Market on October 16, 2014 with respect to the outstanding restricted stock units granted pursuant to the 2014 EIP as of the date of this Registration Statement and (c) $10.46, the average of the high and low prices of the Registrant’s common stock as reported on NASDAQ Global Select Market on October 16, 2014 with respect to the balance of shares to be registered pursuant to the 2014 EIP. The chart below details the calculations of the registration fee:

Securities	Number of Shares of Common Stock	Offering Price Per Share	Aggregate Offering Price/Registration Fee
Common Stock, par value $0.0001 per share, issuable upon the exercise of outstanding options granted under the 2014 EIP	554,959	$11.59(12)(a)	$6,431,974.81
Common Stock, $0.0001 par value per share, upon the exercise of restricted stock units granted under the 2014 EIP	13,692	$10.46(12)(b)	$143,218.32
Common Stock, par value $0.0001 per share, reserved for future grant under the 2014 EIP	1,868,466	$10.46(12)(c)	$19,544,154.36
Proposed Maximum Aggregate Offering Price:			$26,119,347.49
Registration Fee:			$3,035.07

(13)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $10.46, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on October 16, 2014.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Atara Biotherapeutics, Inc., or the Registrant, with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on October 7, 2014 under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-196936), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on July 16, 2014 (File No. 001-36548) under the Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers and some of its employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

3.2 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

3.4 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.1 (3)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”).

99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2014 Equity Incentive Plan.

99.5 (6)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Grant Notice under the 2014 Equity Incentive Plan.

99.6 (7)	Nina Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.7 (8)	Pinta Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.8 (9)	Santa Maria Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.9 (10)	Form of Stock Unit Agreement under the Nina Biotherapeutics, Inc. 2012 Equity Incentive Plan, Pinta Biotherapeutics, Inc. 2012 Equity Incentive Plan and Santa Maria Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.10 (11)	2014 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on July 10, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on July 10, 2014, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(7)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(8)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(11)	Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on July 10, 2014, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commissionby the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 21st day of October, 2014.

ATARA BIOTHERAPEUTICS, INC.

By:	/s/ Isaac E. Ciechanover
Isaac E. Ciechanover
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Isaac E. Ciechanover and John F. McGrath, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Isaac E. Ciechanover Isaac E. Ciechanover, M.D.	President and Chief Executive Officer (principal executive officer)	October 21, 2014

/s/ John F. McGrath, Jr. John F. McGrath, Jr.	Chief Financial Officer (principal financial and accounting officer)	October 21, 2014

/s/ Matthew K. Fust Matthew K. Fust	Director	October 21, 2014

/s/ Carol Gallagher Carol Gallagher, Pharm.D.	Director	October 21, 2014

/s/ Joel S. Marcus Joel S. Marcus	Director	October 21, 2014

/s/ Beth Seidenberg Beth Seidenberg, M.D.	Director	October 21, 2014

/s/ Eckard Weber Eckard Weber, M.D.	Director	October 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.2 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

3.4 (2)	Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.1 (3)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	Atara Biotherapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”).

99.2 (5)	Forms of Option Agreement and Option Grant Notice under the 2014 Equity Incentive Plan.

99.5 (6)	Form of Restricted Stock Unit Agreement and Restricted Stock Unit Grant Notice under the 2014 Equity Incentive Plan.

99.6 (7)	Nina Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.7 (8)	Pinta Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.8 (9)	Santa Maria Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.9 (10)	Form of Stock Unit Agreement under the Nina Biotherapeutics, Inc. 2012 Equity Incentive Plan, Pinta Biotherapeutics, Inc. 2012 Equity Incentive Plan and Santa Maria Biotherapeutics, Inc. 2012 Equity Incentive Plan.

99.10 (11)	2014 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on July 10, 2014, and incorporated herein by reference.

(4)	Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on July 10, 2014, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(7)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(8)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on June 20, 2014, and incorporated herein by reference.
(11)	Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the Securities and Exchange Commission on July 10, 2014, and incorporated herein by reference.